Exhibit 20.4
Page 1 of 3

Navistar Financial 1994-C Owner Trust
For the Month of November 1995
Distribution Date of December 20, 1995

Original Pool Amount                  $315,029,921.60

Beginning Pool Balance                $219,591,543.63
Beginning Pool Factor                       0.6970498

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $6,181,442.49
  Interest Collected                    $1,753,864.00

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $386,966.75
Total Additional Deposits                 $386,966.75

Repos/Chargeoffs                          $241,202.65
Aggregate Number of Notes Charged Off              39

Total Available Funds                   $8,322,273.24

Ending Pool Balance                   $213,168,898.49
Ending Pool Factor                          0.6766624

Servicing Fee                             $182,992.95

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $13,224,404.79
  Target Percentage                              6.00%
  Target Balance                       $12,790,133.91
  Minimum Balance                       $6,615,628.35
  (Release)/Deposit                      $(434,270.88)
  Ending Balance                       $12,790,133.91

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           1,760,136.84    1,188
    31-60 days                             338,504.95      271
    60+ days                               206,276.44      134

    Total                                2,304,918.23    1,190

  Balances:
    60+ days                             4,758,802.38      134

Memo Item - Reserve Account
  Prior Month                          $13,163,364.83
  + Invest. Income                          61,039.96
  - Transfer to Collections Account             $0.00
  Beginning Balance                    $13,224,404.79

Exhibit 20.4
Page 2 of 3

Navistar Financial 1994-C Owner Trust
For the Month of November 1995

                                                             NOTES
                                      TOTAL          CLASS A-1      CLASS A-2   CERTIFICATES
Original
 Pool Amount Dist.:             $315,029,921.60$207,000,000.00 $97,000,000.00 $11,029,921.60
 Distribution Percentages                               96.50%          0.00%          3.50%
 Coupon                                                 7.650%         8.000%         8.300%

Beginning Pool Balance          $219,591,543.63
Ending Pool Balance             $213,168,898.49

Collected Principal               $6,181,442.49
Collected Interest                $1,753,864.00
Charge-Offs                         $241,202.65
Liquidation Proceeds/Recoveries     $386,966.75
Servicing                           $182,992.95
Cash Transfer from Reserve Account        $0.00
  Total Collections Available
    for Debt Service              $8,139,280.29

Beginning Balance               $219,278,520.45$112,924,191.91 $97,000,000.00  $9,354,328.54

Interest Due                      $1,431,259.16    $719,891.72    $646,666.67     $64,700.77
Interest Paid                     $1,431,259.16    $719,891.72    $646,666.67     $64,700.77
Principal Due                     $6,422,645.14  $6,197,852.56          $0.00    $224,792.58
Principal Paid                    $6,422,645.14  $6,197,852.56          $0.00    $224,792.58

Ending Balance                  $212,855,875.31$106,726,339.35 $97,000,000.00  $9,129,535.96
Note/Certificate Pool Factor
  (Ending Balance/Original Pool Amount)           0.5155861804   1.0000000000   0.8277063327

Total Distributions               $7,853,904.30  $6,917,744.28    $646,666.67    $289,493.35

Interest Shortfall                        $0.00          $0.00          $0.00          $0.00
Principal Shortfall                       $0.00          $0.00          $0.00          $0.00
 Total Shortfall (required from Reserve)  $0.00          $0.00          $0.00          $0.00

Excess Servicing                    $285,375.99

Beginning Reserve Account Balance$13,224,404.79
(Release)/Draw                     $(434,270.88)
Ending Reserve Account Balance   $12,790,133.91

Memo Item - Advances:
 Servicer Advances - Current Month  $558,503.10
 Total Outstanding Servicer Advances$3,578,837.17

Exhibit 20.4
Page 3 of 3

Navistar Financial 1994-C Owner Trust
For the Month of November 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                5              4              3              2              1
                             Jul 1995       Aug 1995       Sep 1995       Oct 1995       Nov 1995
Beg. Pool Balance        $251,839,547.04$243,903,815.09$236,060,058.24$229,333,221.86$219,591,543.63


A) Loss Trigger:
Principal of Contracts
  Charged off                $105,856.09    $134,617.10    $323,377.55  $1,451,784.91    $241,202.65
Recoveries                   $191,242.39    $247,007.92     $19,396.52    $519,972.17    $386,966.75

Total Charged off
  (Months 5,4,3)             $563,850.74
Total Recoveries
  (Months 3,2,1)              926,335.44
Net Loss/(Recoveries)
  for 3 Mos.                $(362,484.70)(a)

Total Balance
  (Months 5,4,3)         $731,803,420.37(b)

Loss Ratio [(a/b)(12)]         (0.5944)%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                               $772,722.80    $290,352.68  $4,758,802.38
  As % of Beginning
    Pool Balance                                              0.32734%       0.12661%       2.16712%
  Three Month Average                                         0.25480%       0.23629%       0.87369%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer